                                                                     EXHIBIT 5.1



                      [VINSON & ELKINS L.L.P. LETTERHEAD]

                                October 5, 1998



Halliburton Company
3600 Lincoln Plaza
500 North Akard Street
Dallas, Texas  75201-3391

Ladies and Gentlemen:

     We acted as counsel for Haliburton Company, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the offering and sale of up to 7,323,450 shares (the "Shares") of common stock, par value $2.50 per share, of the Company pursuant to the plans set forth on the cover of the Registration Statement (collectively, the "Plans").

     Before rendering our opinion, we examined the Registration Statement, the Restated Certificate of Incorporation and the By-Laws, as amended, of the Company and certain resolutions of the Board of Directors of the Company.

     Based upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Plans have been validly authorized for issuance and when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and the Shares are issued and paid for in accordance with the terms of the appropriate Plan and any underlying agreement, the Shares so issued will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder. For purposes of this opinion, we assume that the securities to be issued pursuant to the Registration Statement will be issued in compliance with all applicable state securities or Blue Sky laws.

                                      Very truly yours,



                                      /s/ VINSON & ELKINS L.L.P.